UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2010

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This filing amends Item 5.02 of the Current Report on Form 8-K previously filed April 30, 2010 (the “Original 8-K”) to disclose the committees to which the new directors have been named, which was not known at the time of filing the Original 8-K. Other than these amendments to Item 5.02 of the Original 8-K, no other changes are being made to the Original 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2010, YRC Worldwide Inc. (the “Company”) filed a Current Report on Form 8-K under Item 5.02 disclosing, among other things, that Marnie S. Gordon, Beverly K. Goulet, Mark E. Holliday, John A. Lamar, Eugene I. Davis, Dennis E. Foster and William L. Trubeck were appointed to the Board of Directors of the Company (the “Board”), effective May 11, 2010. At the time of that filing, the Board had not yet determined the composition of the Board committees.

The Company is filing this Current Report on Form 8-K/A to disclose that, effective May 11, 2010, the Board made the following committee appointments:

•

Messrs. Holliday, Trubeck and Davis will serve on the Audit/Ethics Committee with Mr. Holliday serving as Chairman. The Board has further determined that each of Messrs. Holliday, Trubeck and Davis is an “audit committee financial expert,” as that term is defined under Securities and Exchange Commission regulations, and that each of them meets the financial sophistication requirement of the NASDAQ Stock Market rules.

•	Ms. Goulet and Messrs. Foster and Vogt will serve on the Compensation Committee with Ms. Goulet serving as Chairwoman.

•	Messrs. Lamar and Foster and Ms. Gordon will serve on the Governance Committee with Mr. Lamar serving as Chairman.

•	Messrs. Davis and Holliday, Ms. Gordon and Ms. Goulet will serve on the Finance Committee with Mr. Davis serving as the Chairman.

The Board also appointed Mr. Lamar to serve as Lead Independent Director of the Board to, among other things, enhance the effectiveness of the Board and act as a liaison between the Chairman of the Board and the independent directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: May 17, 2010	By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President, General Counsel and Secretary

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